                                                                    EXHIBIT 25.1
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM T-1

STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                 TRUSTEE PURSUANT TO SECTION 305(b)(2)_________

                                 ---------------

                        U.S. TRUST COMPANY OF TEXAS, N.A.
               (Exact name of trustee as specified in its charter)

                                                             75-2353745
    (State of incorporation                               (I.R.S. employer
    if not a national bank)                              identification No.)

   2001 Ross Ave, Suite 2700                                    75201
         Dallas, Texas                                       (Zip Code)
     (Address of trustee's
 principal executive offices)

                               Compliance Officer
                        U.S. Trust Company of Texas, N.A.
                            2001 Ross Ave, Suite 2700
                               Dallas, Texas 75201
                                 (214) 754-1200
            (Name, address and telephone number of agent for service)

                                 ---------------

                          Global Crossing Holdings Ltd.
               (Exact name of obligor as specified in its charter)

                 Bermuda                                       98-0186828
     (State or other jurisdiction of                        (I.R.S. employer
     incorporation or organization)                        identification No.)

              Wessex House                                        HM12
             45 Reid Street                                    (Zip Code)
            Hamilton, Bermuda
(Address of principal executive offices)

                                 ---------------

                   10-1/2% Senior Subordinated Notes due 2008
                       (Title of the indenture securities)

                                     GENERAL

1.   General Information.
     --------------------

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

              Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                   (Board of Governors of the Federal Reserve System)
              Federal Deposit Insurance Corporation, Dallas, Texas
              The Office of the Comptroller of the Currency, Dallas, Texas

         (b) Whether it is authorized to exercise corporate trust powers.

              The Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with Obligor and Underwriters.
     -------------------------------------------

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   Voting Securities of the Trustee.
     ---------------------------------

     Furnish the following information as to each class of voting securities of the Trustee:

                             As of December 21, 1998
--------------------------------------------------------------------------------
         Col A.                                      Col B.
--------------------------------------------------------------------------------

     Title of Class                            Amount Outstanding

--------------------------------------------------------------------------------

 Capital Stock - par value $100 per share         5,000 shares

4.   Trusteeships under Other Indentures.
     ------------------------------------

     Not Applicable

5.   Interlocking Directorates and Similar Relationships with the Obligor or
     -----------------------------------------------------------------------
     Underwriters.
     -------------

     Not Applicable

6.   Voting Securities of the Trustee Owned by the Obligor or its Officials.
     -----------------------------------------------------------------------

     Not Applicable

7.   Voting Securities of the Trustee Owned by Underwriters or their Officials.
     --------------------------------------------------------------------------

     Not Applicable

8.   Securities of the Obligor Owned or Held by the Trustee.
     -------------------------------------------------------

     Not Applicable

9.   Securities of Underwriters Owned or Held by the Trustee.
     --------------------------------------------------------

     Not Applicable

10.  Ownership or Holdings by the Trustee of Voting Securities of Certain
     --------------------------------------------------------------------
     Affiliates or Security Holders of the Obligor.
     ----------------------------------------------

     Not Applicable

11.  Ownership or Holdings by the Trustee of any Securities of a Person Owning
     -------------------------------------------------------------------------
     50 Percent or More of the Voting Securities of the Obligor.
     -----------------------------------------------------------

     Not Applicable

12.  Indebtedness of the Obligor to the Trustee.
     -------------------------------------------

     Not Applicable

13.  Defaults by the Obligor.
     ------------------------

     Not Applicable

14.  Affiliations with the Underwriters.
     -----------------------------------

     Not Applicable

15.  Foreign Trustee.
     ----------------

     Not Applicable

16.  List of Exhibits.
     -----------------

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

16.  (con't.)

     T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.6 - The consent of the Trustee required by Section 321(b) of the Trust
             Indenture Act of 1939.

     T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

As of December 21, 1998 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of December 21, 1998, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 18,428,249.00 shares of $5 par value Common Stock as of December 21, 1998.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                 ---------------

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 21st day of December, 1998.

                                      U.S. Trust Company
                                      of Texas, N.A., Trustee



                                      By: /s/Cynthia Chaney
                                         ---------------------------
                                             Cynthia Chaney
                                             Authorized Officer

                                                                   Exhibit T-1.6



                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Global Crossing Holdings Ltd. 10 1/2% Senior Subordinated Notes due 2008, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.



                                     U.S. Trust Company of Texas, N.A.



                                     By:    /s/Cynthia Chaney
                                        -------------------------------
                                              Cynthia Chaney
                                             Authorized Signature

                                Board of Governors of the Federal Reserve System
                                OMB Number:  7100-0036
                                Federal Deposit Insurance Corporation
                                OMB Number:  3064-005
                                Office of the Comptroller of the Currency
Federal Financial Institutions  OMB Number:  1557-0081
Examination Council             Expires March 31, 2001
--------------------------------------------------------------------------------



(LOGO)                          (1)
                                Please Refer to Page I, Table of Contents, for The required disclosure of estimated burden.

--------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100 MILLION - - FFIEC 033

REPORT AT THE CLOSE OF BUSINESS September 30, 1998

This report is required by law: 12 U.S.C. Section (S)324 (State member banks); 12 U.S.C. Section (S)1817 (State nonmember banks); and 12 U.S.C. Section (S)161 (National banks).


(19980930)
--------------------
(RCRI 9999)

This report form is to be filed by banks with domestic offices only. Banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities must file FFIEC 031.

--------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,      Alfred B. Childs, SVP & Cashier
   ------------------------------------
       Name and Title of  Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.


/s/  Alfred B. Childs
---------------------------------------
  Signature of Officer Authorized to Sign Report

October 21, 1998
----------------
 Date of Signature


The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: these instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the bestof our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and appropriate Federal regulatory authority and are true to the correct.



/s/  William Goodwin
--------------------
 Director (Trustee)

/s/  Stuart M. Pearman
----------------------
 Director (Trustee)

/s/  J. T. Moore, Jr.
---------------------
 Director (Trustee)

--------------------------------------------------------------------------------

Submission of Reports

Each bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation
     (EDS), by modem or on computer diskette; or

(b) in hard-copy (paper form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy record of the completed report that the bank places in its files.

--------------------------------------------------------------------------------

FDIC Certificate Number _____________

                        (RCRI 9050)

US Trust Company of Texas, National Association
-----------------------------------------------
Legal Title of Bank (TEXT 9010)

Dallas
-----------------------------------------------
City (TEXT 9130)

TX                                   75201
-----------------------------------------------
State Abbrev. (TEXT 9200) Zip Code. (TEXT 9220)





Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

U.S. Trust Company of Texas, N.A.      Call      State #:   48-6797   FFIEC  033
2001 Ross Avenue, Suite 2700          Date:       Cert #:    33217     RC-1
Dallas, TX  75201                   09/30/98
                                                Vendor ID:
                                                         D
                                    Transit #:    11101765
                                                                ---------------
                                                                      9
                                                                ---------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR September 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                C200 (less than)
                                                                                               Dollar Amounts in
----------------------------------------------------------------------------------------------------------------
Thousands
---------
ASSETS

1.   Cash and balances due from depository institutions:                                            RCON
                                                                                                    ----
     a.   Noninterest-bearing balances and currency and coin                                        0081           956       1.a
          (1,2)__________________                                          ------      ------                  -------

     b.   Interest bearing balances                                                                 0071         1,375       1.b
          (3)____________________                                          ------      ------                  -------

2.   Securities:

     a.   Held-to-maturity securities (from Schedule RC-B, column                                   1754             0       2.a
          A)_____________________                                          ------      ------                  -------
          b.   Available-for-sale securities (from Schedule RC-B, column                            1773       117,282       2.b
          D)______________                                                 ------      ------                  -------

3.   Federal funds sold (4) and securities purchased under agreements to                            1350         5,000       3
     resell:                                                                                                   -------

4.   Loans and lease financing receivables:                                  RCON
                                                                             ----
     a.   Loans and leases, net of unearned income (from Schedule            2122      21,497                                4.a
          RC-C)____________                                                            ------

     b.   LESS: Allowance for loan and lease                                 3123         245                                4.b
          losses_______________________________                                        ------

     c.   LESS: Allocated transfer risk                                      3128           0                                4.c
          reserve___________________________________                                   ------
                                                                                                    RCON
     d.   Loans and leases, net of unearned income, allowance, and reserve                          ----
         (item 4.a minus 4.b and  4.c)___________                                                   2125        21,252       4.d
                                                                           ------      ------                  -------
5.   Trading                                                                                        3545             0       5.
     assets______________                                                  ------      ------                  -------

6.   Premises and fixed assets (including capitalized                                               2145           669       6.
     leases)_____________                                                  ------      ------                  -------

7.   Other real estate owned (from Schedule                                                         2150             0       7.
     RC-M)_______________                                                  ------      ------                  -------

8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)________________________                                                   2130             0       8.
                                                                           ------      ------                  -------
9.   Customers' liability to this bank on acceptances                                               2155             0       9.
     outstanding_________                                                  ------      ------                  -------

10.  Intangible assets (from Schedule                                                               2143             0       10.
     RC-M)_______________                                                  ------      ------                  -------

11.  Other assets (from Schedule                                                                    2160         1,921       11.
     RC-F)_______________                                                  ------      ------                  -------

12.  Total assets (sum of items 1 through                                                           2170       148,455       12.
     11)_________________                                                  ------      ------                  -------

(1) Includes cash items in process of collection and unposted debits.
(2) Included time certificates of deposit not held for trading.

U.S. Trust Company of Texas, N.A.            Call  State #:  48-6797  FFIEC  033
2001 Ross Avenue, Suite 2700                Date:   Cert #:   33217   RC-2
Dallas, TX  75201                        09/30/98
                                       Vendor ID:
                                                D
                          Transit #:     11101765
                                                                 ---------------
                                                                       10
                                                                 ---------------

Schedule RC - Continued

                                                                                               Dollar Amounts in
----------------------------------------------------------------------------------------------------------------
Thousands
---------
LIABILITIES
13.  Deposits:                                                                                     RCON
     a.   In domestic offices (sum of totals of                                                    ----
          columns A and C from Schedule                                    RCON                    2200        119,853       13.a
          RC-E)_______________                                             ----                                -------
             (1)  Noninterest-bearing                                      6631        10,673                                13.a.1
          (1)_________________                                                        -------
             (2)  Interest-bearing                                         6636       109,180                                13.a.2
                                                                                      -------

     b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs
          (1) Noninterest-bearing________
          (2) Interest-bearing____________
                                                                                                   RCON
14.  Federal funds purchased(2) and securities sold under agreements to                            ----
     repurchase:                                                                                   2800              0       14
                                                                                                               -------
15.  a. Demand notes issued to the U.S.                                                            2840              0       15.a
     Treasury__________________________                                    ------      ------                  -------
     b. Trading                                                                                    3548              0       15.b
     liabilities_____________________                                      ------      ------                  -------

16.  Other borrowed money:
     a.   With a remaining maturity of one year or                                                 2332          1,000       16.a
     less____________________________                                      ------      ------                  -------
     b.   With a remaining maturity of more than one year through three                            A547          2,000       16.b
     years__________________________                                       ------      ------                  -------
     c.   With a remaining maturity of more than three                                             A548          1,000       16.c
     years_________________________                                        ------      ------                  -------
17.  Not applicable
18.  Bank's liability on acceptances executed and                                                  2920              0       18.
     outstanding____________________                                       ------      ------                  -------
19.  Subordinated notes and                                                                        3200              0       19.
     debentures______________________                                      ------      ------                  -------
20.  Other liabilities (from Schedule                                                              2930          2,493       20.
     RC-G)___________________________                                      ------      ------                  -------
21.  Total liabilities (sum of items 13 through                                                    2948        126,346       21.
     20)_____________________________                                      ------      ------                  -------
22.  Not applicable
EQUITY CAPITAL
                                                                                                   RCON
                                                                                                   ----
23.  Perpetual preferred stock and related                                                         3838          7,000       23.
     surplus______________________________________________                 ------      ------                  -------
                                                                                                   3230            500       24.
24.  Common stock_________________________________________                 ------      ------                  -------

25.  Surplus (exclude all surplus related to preferred                                             3839          8,384       25.
     stock)_______________________________________________                 ------      ------                  -------

26.  a. Undivided profits and capital                                                              3632          5,261       26.a
     reserves_____________________________________________                 ------      ------                  -------

     b.   Net unrealized holding gains (losses) on available-for-sale                              8434            964       26.b
     securities________________________                                    ------      ------                  -------

27.  Cumulative foreign currency translation
     adjustments_______________________________________

28.  Total equity capital (sum of items 23 through                                                 3210         22,109       28.
     27)____________________________                                       ------      ------                  -------

29.  Total liabilities and equity capital (sum of items 21 and                                     2257        148,455       29.
     28)___________________                                                ------      ------                  -------

Memorandum

   To be reported only with the March Report of Condition.
Number

1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
     the bank by independent external auditors                                   6724            N/A          M.1
     as of any date during 1997______________________________________________

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4  = Directors' examination of the bank performed by other external auditors
     (may be required by state chartering authority)

5  = Review of the bank's financial statements by external auditors

6  = Compilation of the bank's financial statements by external auditors

7  = Other audit procedures (excluding tax preparation work)

8  = No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.